Cloudera Reports Third Quarter Fiscal Year 2018 Financial Results

•	Q3 revenue up 41% year-over-year

•	Q3 subscription revenue up 48% year-over-year

•	Net expansion rate of 135%

•	Launched Cloudera Shared Data Experience (SDX)

PALO ALTO, Calif. – December 7, 2017: Cloudera, Inc. (NYSE: CLDR), the modern platform for machine learning and analytics optimized for the cloud, reported results for its third quarter of fiscal 2018, ended October 31, 2017. Total revenue was $94.6 million, an increase of 41% from the third quarter of fiscal 2017. Subscription revenue was $78.1 million, an increase of 48% from the year-ago period. Subscription revenue represented 83% of total revenue, up from 78% in the third quarter of fiscal 2017.

“We had another strong quarter in Q3, exceeding expectations on financial measures while increasing our competitive advantage in cloud analytics through significant new product innovation,” said Tom Reilly, chief executive officer at Cloudera. “We are now at the scale where we can execute on multiple fronts concurrently. In addition to substantial enhancements to our machine learning and analytics platform, we expanded our cloud Platform-as-a-Service offerings with an extension of Cloudera Altus Data Engineering to Microsoft Azure as well as a new data warehouse cloud service, Cloudera Altus Analytic DB. Also, our financial model is exhibiting consistent operating leverage as we march toward operating cash flow break-even.”

GAAP loss from operations for the third quarter of fiscal 2018 was $56.6 million, compared to a GAAP loss from operations of $44.0 million for the third quarter of fiscal 2017. Non-GAAP loss from operations for the third quarter of fiscal 2018 was $24.4 million, compared to a non-GAAP loss from operations of $37.7 million in the year-ago period.

Operating cash flow for the third quarter of fiscal 2018 was negative $2.4 million compared to operating cash flow of negative $32.5 million in the third quarter of fiscal 2017.

GAAP net loss per share for the third quarter of fiscal 2018 was $0.40 per share, based on weighted-average shares outstanding of 138.5 million shares, compared to a GAAP net loss per share in the third quarter of fiscal 2017 of $1.20 per share, based on weighted-average shares outstanding of 36.6 million shares. See financial statement tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

Non-GAAP net loss per share for the third quarter of fiscal 2018 was $0.17 per share, based on non-GAAP weighted-average shares outstanding of 138.5 million shares, compared to non-GAAP net loss per share in the third quarter of fiscal 2017 of $0.34 per share, based on non-GAAP weighted-average shares outstanding of 111.5 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non‑GAAP Financial Measures.

As of October 31, 2017, the company had total cash, cash equivalents, marketable securities and restricted cash of $484.0 million.

Recent Business and Financial Highlights:

•	Subscription revenue was up 48% year-over-year to $78.1 million

•	Subscription revenue represented 83% of total revenue, up from 78% in the year-ago period

•	Non-GAAP subscription gross margin for the quarter was 86%, more than 250 basis points higher than the third quarter of fiscal 2017

•	Dollar-based net expansion rate was 135% for the quarter

•	23 net new Global 8000 customers added

•
Launched Cloudera Shared Data Experience (SDX), which delivers a consistent software framework of data management, governance and security tools across cloud, multi-cloud and on-premises deployments using the same data regardless of where it resides (https://www.cloudera.com/products/sdx.html)

•
Introduced Cloudera Altus Analytic DB, Platform-as-a-Service, the first data warehouse cloud service that brings the warehouse to the data, allowing enterprises to quickly perform self-service business intelligence and SQL analytic workloads in the cloud

•	Announced the release of Cloudera Altus Data Engineering, Platform-as-a-Service, for the Microsoft Azure cloud platform

•	Cloudera Data Science Workbench was voted “Winner -- Best Data Science Platform” in the Datanami Readers’ Choice Awards

•	Appointed Rosemary Schooler,Vice President and General Manager, Global IoT Sales, Intel Corporation, to Cloudera board of directors

Business Outlook

The outlook for the fourth quarter of fiscal 2018, ending January 31, 2018, is:

•	Total revenue in the range of $97 million to $99 million, representing 33% to 36% year-over-year growth

•	Subscription revenue in the range of $80 million to $82 million, representing 43% to 46% year-over-year growth

•	Non-GAAP net loss per share in the range of $0.24 to $0.22 per share

•	Non-GAAP weighted-average shares outstanding of approximately 142 million shares

The outlook for fiscal 2018, ending January 31, 2018, is:

•	Total revenue in the range of $361 million to $363 million, representing 38% to 39% year-over-year growth

•	Subscription revenue in the range of $297 million to $299 million, representing 48% to 49% year-over-year growth

•	Operating cash flow in the range of negative $50 million to $45 million

•	Non-GAAP net loss per share in the range of $0.84 to $0.82 per share

•	Non-GAAP weighted-average shares outstanding of approximately 133 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its third quarter of fiscal 2018 results and the outlook for its fourth quarter of fiscal 2018 and full year fiscal 2018 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 6488823

About Cloudera
At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. We deliver the modern platform for machine learning and analytics optimized for the cloud. The world’s largest enterprises trust Cloudera to help solve their most challenging business problems. Learn more at www.cloudera.com.

Connect with Cloudera
About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Global 8000 Customer List

We periodically update the Global 8000 list based on the FORBES Global 2000 list and information from Data.com, using the most recently published FORBES Global 2000 list (which is updated by Forbes annually) and the most recent Data.com information (which is continuously updated by Data.com).  Our customer count is subject to ongoing adjustment and, when adjustments occur, previously disclosed numbers of customers are updated to allow for comparability.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including our belief that the enterprise machine learning and analytics market will quickly emerge and that we will continue to lead its direction through technology and product innovation, our expectation that we will continue our momentum in machine learning, analytics and the cloud, and our“Business Outlook” for our fourth quarter of fiscal 2018 and full year fiscal 2018 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Prospectus filed pursuant to Rule 424(b)filed with the Securities and Exchange Commission, or the SEC, on September 28, 2017, our most recently filed Quarterly Report on Form 10-Q, and in our other SEC filings. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP subscription gross margins, non-GAAP loss from operations, non-GAAP net loss, and historical and forward-looking non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), amortization of acquired intangible assets, and donations of common stock made to the Cloudera Foundation from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share. This non-GAAP measure includes the assumed conversion of all outstanding shares of preferred stock to common stock and the impact of anti-dilutive restricted stock units and stock options outstanding, on a weighted basis.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Revenue:
Subscription	$78,105	$52,733	$216,762	$144,093
Services	16,464	14,525	47,231	44,106
Total revenue	94,569	67,258	263,993	188,199
Cost of revenue:(1) (2)
Subscription	14,486	9,787	56,173	28,844
Services	18,640	12,652	69,035	35,969
Total cost of revenue	33,126	22,439	125,208	64,813
Gross profit	61,443	44,819	138,785	123,386
Operating expenses:(1) (2)
Research and development	38,095	25,968	176,770	77,118
Sales and marketing	64,061	54,206	236,639	147,250
General and administrative	15,877	8,633	69,991	25,309
Total operating expenses	118,033	88,807	483,400	249,677
Loss from operations	(56,590)	(43,988)	(344,615)	(126,291)
Interest income, net	1,501	695	3,590	2,143
Other income (expense), net	(490)	(296)	349	(311)
Net loss before benefit from (provision for) income taxes	(55,579)	(43,589)	(340,676)	(124,459)
Benefit from (provision for) income taxes	241	(456)	(1,210)	(1,426)
Net loss	$(55,338)	$(44,045)	$(341,886)	$(125,885)
Net loss per share, basic and diluted	$(0.40)	$(1.20)	$(3.27)	$(3.47)
Weighted-average shares used in computing net loss per share, basic and diluted	138,506	36,598	104,551	36,261
___________

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Cost of revenue – subscription	$2,750	$343	$22,143	$1,051
Cost of revenue – services	4,187	432	28,414	1,363
Research and development	9,110	1,313	90,139	4,326
Sales and marketing	10,070	1,463	82,748	4,496
General and administrative	5,030	1,766	38,236	5,322
Total stock‑based compensation expense	$31,147	$5,317	$261,680	$16,558

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Cost of revenue – subscription	$584	$514	$1,608	$1,483
Sales and marketing	454	431	1,315	1,292
Total amortization of acquired intangible assets	$1,038	$945	$2,923	$2,775

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenues)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016

Revenue:
Subscription	83%	78%	82%	77%
Services	17	22	18	23
Total revenue	100	100	100	100
Cost of revenue:(1) (2)
Subscription	15	15	21	15
Services	20	18	26	19
Total cost of revenue	35	33	47	34
Gross margin	65	67	53	66
Operating expenses:(1) (2)
Research and development	40	39	67	41
Sales and marketing	68	80	90	78
General and administrative	17	13	26	14
Total operating expenses	125	132	183	133
Loss from operations	(60)	(65)	(130)	(67)
Interest income, net	2	1	1	1
Other income (expense), net	(1)	—	—	—
Net loss before benefit from (provision for) income taxes	(59)	(64)	(129)	(66)
Benefit from (provision for) income taxes	—	(1)	(1)	(1)
Net loss	(59)%	(65)%	(130)%	(67)%
___________

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Cost of revenue – subscription	3%	1%	8%	1%
Cost of revenue – services	4	1	11	1
Research and development	10	2	34	2
Sales and marketing	11	2	31	2
General and administrative	5	2	15	3
Total stock-based compensation expense	33%	8%	99%	9%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Cost of revenue – subscription	1%	1%	1%	1%
Sales and marketing	—	—	—	—
Total amortization of acquired intangible assets	1%	1%	1%	1%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2017	January 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$62,797	$74,186
Short-term marketable securities	326,717	160,770
Accounts receivable, net	66,170	101,549
Prepaid expenses and other current assets	23,786	13,197
Total current assets	479,470	349,702
Property and equipment, net	15,578	13,104
Marketable securities, noncurrent	76,464	20,710
Intangible assets, net	6,655	7,051
Goodwill	33,621	31,516
Restricted cash	18,050	15,446
Other assets	4,673	5,015
TOTAL ASSETS	$634,511	$442,544
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$1,761	$3,550
Accrued compensation	40,029	33,376
Other accrued liabilities	16,931	9,918
Deferred revenue, current portion	197,013	192,242
Total current liabilities	255,734	239,086
Deferred revenue, less current portion	35,074	25,182
Other liabilities	13,615	4,345
TOTAL LIABILITIES	304,423	268,613
Redeemable convertible preferred stock	—	657,687
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	7	2
Additional paid-in capital	1,348,578	192,795
Accumulated other comprehensive loss	(614)	(556)
Accumulated deficit	(1,017,883)	(675,997)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	330,088	(483,756)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$634,511	$442,544

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(55,338)	$(44,045)	$(341,886)	$(125,885)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,701	2,518	9,695	7,471
Stock-based compensation	31,147	5,317	261,680	16,558
Release of deferred tax valuation allowance	(806)	—	(806)	—
Accretion and amortization of marketable securities	243	454	657	2,420
Loss on disposal of fixed assets	(111)	—	(111)	—
Changes in assets and liabilities:
Accounts receivable	18,792	(2,155)	35,536	1,856
Prepaid expenses and other assets	(6,098)	1,162	(5,459)	378
Accounts payable	(4,000)	(962)	(2,326)	910
Accrued compensation	3,752	7,456	(1,231)	4,328
Accrued expenses and other liabilities	6,472	2,492	9,442	3,498
Deferred revenue	830	(4,757)	14,527	3,847
Net cash used in operating activities	(2,416)	(32,520)	(20,282)	(84,619)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(127,003)	(13,367)	(514,157)	(103,776)
Sales of marketable securities	14,238	16,766	57,436	51,138
Maturities of marketable securities	116,128	25,287	233,732	155,232
Cash used in business combinations, net of cash acquired	(1,937)	—	(1,937)	(2,700)
Capital expenditures	(7,034)	(799)	(9,005)	(6,934)
Proceeds from sale of fixed assets	145	—	145	—
Net cash provided by (used in) investing activities	(5,463)	27,887	(233,786)	92,960
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock in initial public offering	(264)	—	237,422	—
Net proceeds from follow-on offering	46,803	—	46,803	—
Taxes paid related to net share settlement of restricted stock units	(50,503)	—	(50,503)	—
Proceeds from employee stock plans	5,289	920	11,221	2,553
Net cash provided by financing activities	1,325	920	244,943	2,553
Effect of exchange rate changes	417	(28)	340	6
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,137)	(3,741)	(8,785)	10,900
Cash, cash equivalents and restricted cash — Beginning of period	86,984	50,635	89,632	35,994
Cash, cash equivalents and restricted cash — End of period	$80,847	$46,894	$80,847	$46,894
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$488	$377	$1,840	$1,031
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in other accrued liabilities	$261	$36	$261	$36
Fair value of common stock issued as consideration for business combination	$2,081	$—	$2,081	$—
Offering costs in accounts payable and other accrued liabilities	$858	$—	$858	$—
Conversion of redeemable convertible preferred stock to common stock	$—	$—	$657,687	$—

Cloudera, Inc.
Three Months Ended October 31, 2017
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$14,486	$(2,750)	$(584)	$—	$11,152
Subscription gross margin	81%	4%	1%	—%	86%
Cost of revenue- Services	18,640	(4,187)	—	—	14,453
Services gross margin	(13)%	25%	—%	—%	12%
Gross profit	61,443	6,937	584	—	68,964
Total gross margin	65%	7%	1%	—%	73%
Research and development	38,095	(9,110)	—	—	28,985
Sales and marketing	64,061	(10,070)	(454)	—	53,537
General and administrative	15,877	(5,030)	—	—	10,847
Loss from operations	(56,590)	31,147	1,038	—	(24,405)
Operating margin	(60)%	33%	1%	—%	(26)%
Net loss	(55,338)	31,147	1,038	—	(23,153)
Net loss per share, basic and diluted	$(0.40)	$0.22	$0.01	$—	$(0.17)

Cloudera, Inc.
Three Months Ended October 31, 2016
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$9,787	$(343)	$(514)	$—	$8,930
Subscription gross margin	81%	1%	1%	—%	83%
Cost of revenue- Services	12,652	(432)	—	—	12,220
Services gross margin	13%	3%	—%	—%	16%
Gross profit	44,819	775	514	—	46,108
Total gross margin	67%	1%	1%	—%	69%
Research and development	25,968	(1,313)	—	—	24,655
Sales and marketing	54,206	(1,463)	(431)	—	52,312
General and administrative	8,633	(1,766)	—	—	6,867
Loss from operations	(43,988)	5,317	945		(37,726)
Operating margin	(65)%	8%	1%		(56)%
Net loss	(44,045)	5,317	945	—	(37,783)
Net loss per share, basic and diluted (1)	$(1.20)	$0.15	$0.03	$0.68	$(0.34)
___________

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

Cloudera, Inc.
GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
GAAP weighted-average shares, basic and diluted	138,506	36,598	104,551	36,261
Assumed preferred stock conversion	—	74,907	24,969	74,907
Assumed IPO issuance	—	—	316	—
Non-GAAP weighted-average shares, diluted	138,506	111,505	129,836	111,168

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed preferred stock conversion. For periods prior to the closing of our initial public offering (IPO) on May 3, 2017, we give effect to the automatic conversion of all outstanding shares of preferred stock to common stock, as if such conversion had occurred at the beginning of the period, in our calculations of non-GAAP weight-average shares, diluted, and non-GAAP net loss per share, diluted. The inclusion of these shares facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed IPO issuance. We include the common shares issued in our IPO, on a weighted basis, as if the shares were issued on the date of our effectiveness. Our IPO was effective in the first quarter of fiscal 2018 and closed in the second quarter of fiscal 2018.

Cloudera, Inc.
Reconciliation of non-GAAP Financial Guidance
(unaudited)

	Fiscal 2018
(in millions)	Q4	FY
GAAP net loss	($66) - (63)	($408) - (405)
Stock-based compensation expense (1)	31	292
Amortization of acquired intangible assets	1	4
Non-GAAP net loss	($34) - (31)	($112) - (109)

GAAP weighted-average shares, basic and diluted	142 - 143	112 - 114
Assumed preferred stock conversion	—	19
Assumed IPO issuance	—	1
Non-GAAP weighted-average shares, diluted	142 - 143	132 - 134

(1) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Deborah Wiltshire
press@cloudera.com
+1 (650) 644-3900